Exhibit 10.1
FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (this “Amendment”) is made as of this 6th day of January, 2023 (the “Execution Date”) by and between REVOLUTION LABS OWNER, LLC, a Delaware limited liability company (“Landlord”), and KEROS THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

WITNESSETH:

Reference is hereby made to the following facts:

A. Landlord and Tenant are parties to that certain Indenture of Lease (1050 Waltham Street), dated as of September 7, 2021 (the “Existing Lease”), for the Premises containing approximately 35,662 rentable square feet within the Building known as 1050 Waltham Street, Lexington, Massachusetts and Waltham, Massachusetts. All capitalized words and phrases not otherwise defined herein shall have the meanings ascribed to them in the Existing Lease. The Existing Lease, as modified and amended by this Amendment, is referred to herein as the “Lease”;

B. Landlord and Tenant have agreed to modify and amend the Existing Lease to account for a phased delivery of the Premises, all in the manner hereinafter set forth.

NOW THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt, sufficiency and delivery of which are hereby acknowledged, the parties agree that the Existing Lease is hereby amended as follows:

1.Phased Delivery. Landlord and Tenant have agreed to phase the delivery of the Premises to Tenant into the Phase A Premises (as hereinafter defined) and the Phase B Premises (as hereinafter defined). As used herein, “Phase A Premises” shall refer to the approximately 31,991 rentable square feet of office and laboratory space shown on Exhibit A attached hereto and “Phase B Premises” shall refer to the approximately 3,671 rentable square feet of vivarium space shown on Exhibit A attached hereto. All references to the “Premises” in the Lease shall be deemed to refer to the Phase A Premises and the Phase B Premises, collectively, or the Phase A Premises or Phase B Premises, individually, as the context requires.

2.Estimated Commencement Dates. Section 1.1(d) of the Lease is hereby deleted and the following is inserted in its place:

“Commencement Dates. “Phase A Commencement Date” shall mean the date on which Landlord tenders possession of the Phase A Premises to Tenant with the Base Building Work and Premises Work (as defined in Exhibit C hereto) as applicable to the Phase A Premises Substantially Completed (as defined in Exhibit C hereto). Landlord estimates that the Phase A Commencement Date will occur on before January 4, 2023, subject to the provisions of this Lease including, without limitation, Exhibit C hereto (the “Estimated Phase A Premises Commencement Date”). “Phase B Commencement Date” shall mean the date on which Landlord tenders possession of the Phase B Premises to Tenant with the Premises Work (as defined in Exhibit C hereto) as applicable to the Phase B Premises Substantially Completed (as defined in Exhibit C hereto). Landlord estimates that the Phase B Commencement Date will occur on before May 1, 2023, subject to the provisions of this Lease including, without limitation, Exhibit C hereto (the “Estimated Phase B Premises Commencement Date”).”

3.     Term or Lease Term. Section 1.1(e) of the Lease is hereby deleted and the following is inserted in its place:

“Term or Lease Term: Commencing on the Phase A Commencement Date and expiring on that date which is the last day of the eighth (8th) Lease Year, unless sooner terminated as provided herein (the “Expiration Date”).”

4.    Lease Year: Section 1.1(g) of the Lease is hereby deleted and the following is inserted in its place:

“Lease Year. Commencing as of the Phase A Rent Commencement Date, or as of any anniversary of the same, and the successive twelve (12) month period in which any part of the Lease Term occurs; provided, that if the Phase A Rent Commencement Date does not occur on the first day of a calendar month, then (i) the first Lease Year shall further include the partial calendar month in which the first anniversary of the Phase A Rent Commencement Date occurs, and (ii) the remaining Lease Years shall be the successive twelve (12) month periods following the end of such first Lease Year.”

5.    Rent Commencement Dates: Section 1.1(h) of the Lease is hereby deleted and the following is inserted in its place:

“Rent Commencement Date. “Phase A Rent Commencement Date” shall be that date which is the earlier to occur of (i) eight (8) months following the Phase B Commencement Date or (ii) eleven (11) months following the Phase A Commencement Date. “Phase B Rent Commencement Date” shall be that date which is eight (8) months following the Phase B Commencement Date. All references to the “Rent Commencement Date” in the Lease shall be deemed to refer to the Phase A Rent Commencement Date and the Phase B Rent Commencement Date, collectively, or the Phase A Commencement Date or Phase B Rent Commencement Date, individually, as the context requires.”

6.    Annual Fixed Rent: Section 1.1(i) of the Lease is hereby deleted and the following is inserted in its place:

“Annual Fixed Rent: From and after the Phase A Rent Commencement Date and Phase B Rent Commencement Date, as applicable, and throughout the Lease Term, Annual Fixed Rent with respect to the Premises shall be payable by Tenant as follows:

Lease Year	Annual Fixed Rent	Monthly Fixed Rent	Per Square Foot Rent
1	$2,425,016.00	$202,084.66	$68.00
2	$2,497,766.40	$208,147.20	$70.04
3	$2,572,656.60	$214,388.05	$72.14
4	$2,650,043.20	$220,836.93	$74.31

5	$2,729,212.80	$227,434.40	$76.53
6	$2,811,235.40	$234,269.61	$78.83
7	$2,895,754.40	$241,312.86	$81.20
8	$2,982,413.00	$248,534.41	$83.63

*From and after the Phase A Rent Commencement Date and until the occurrence of the Phase B Rent Commencement Date, Tenant shall pay Annual Fixed Rent at the per square foot rent for the Phase A Premises only. Upon the Phase B Rent Commencement Date, Tenant shall commence paying Annual Fixed Rent for the entirety of the Premises.

7.    Tenant’s Proportionate Share: Section 1.1(m) of the Lease is hereby deleted and the following is inserted in its place:

“Tenant’s Proportionate Share: Tenant’s Proportionate Share for the Phase A Premises is 17.8067% and for the Phase B Premises is 2.0433% and collectively the Tenant’s Proportionate Share for the Phase A Premises and the Phase B Premises is 19.8500%. All references to “Tenant’s Proportionate Share” in the Lease shall be deemed to refer to the Tenant’s Proportionate Share for the Phase A Premises and the Phase B Premises, collectively, or the Phase A Premises or Phase B Premises, individually, as the context requires.”
8.    Taxes and Operating Costs. Section 5.3(a) of the Lease is hereby deleted and the following is inserted in its place: “From and after the Phase A Commencement Date with respect to the Phase A Premises and the Phase B Commencement Date with respect to the Phase B Premises, Tenant shall, on account of each tax year that occurs during the remainder of the Term of this Lease, pay to Landlord, as Additional Rent, Tenant’s Proportionate Share for the Phase A Premises and Phase B Premises, as applicable, of the Taxes for such tax year.” In addition, Section 9.1(c) of the Lease is hereby deleted and the following is inserted in its place: “From and after the Phase A Commencement Date with respect to the Phase A Premises and the Phase B Commencement Date with respect to the Phase B Premises, Tenant shall, for the remainder of the Term of this Lease, pay to Landlord, as Additional Rent, Tenant’s Proportionate Share for the Phase A Premises and Phase B Premises, as applicable, of the Operating Costs incurred by Landlord with respect to the Property, including, without limitation, the costs and expenses set forth in this Section 9.1.”

9.    Brokerage. Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Amendment, and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant other than by the Brokers in connection with dealings related to this Amendment, Tenant agrees to defend the same and indemnify Landlord against any such claim. Landlord warrants and represents that Landlord has dealt with no broker in connection with the consummation of this Amendment, and, in the event of any brokerage claims against Tenant predicated upon prior dealings with Landlord, Landlord agrees to defend the same and indemnify Tenant against any such claim.

10.    Miscellaneous. Tenant hereby represents and warrants to Landlord that (i) the execution and delivery of this Amendment by Tenant has been duly authorized, (ii) neither the Lease nor the interest of Tenant therein has been assigned, sublet, encumbered or otherwise transferred; (iii) Tenant has no knowledge of any current defenses or counterclaims to the enforcement of the

Lease or the liabilities and obligations of Tenant thereunder or to current right to claim any offset, abatement or reduction of rent under the Lease; (iv) to Tenant’s actual knowledge, neither Landlord nor Tenant is in breach or default of any of its obligations under the Lease and (v) Landlord has made no representations or warranties, except as expressly and specifically set forth in the Existing Lease and/or in this Amendment. The submission of drafts of this document for examination and negotiation does not constitute an offer, or a reservation of, or option for, the Premises or any of the other terms and conditions set forth in this Amendment, and this Amendment shall not be binding upon Landlord or Tenant unless and until Landlord shall have executed and delivered a fully executed copy of this Amendment to Tenant. Except as expressly and specifically set forth in this Amendment, the Existing Lease is hereby ratified and confirmed, and all of the terms, covenants, agreements and provisions of the Existing Lease shall remain unaltered and unmodified and in full force and effect throughout the Term of the Lease.

11.    Counterparts. This Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, which counterparts shall constitute one and the same instrument. This Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, in addition to electronically produced signatures, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the Execution Date.

REVOLUTION LABS OWNER, LLC, a Delaware limited liability company By: /s/ Kevin Sheehan Name: Kevin Sheehan Its: Authorized Signatory Hereunto duly authorized [LANDLORD]
KEROS THERAPEUTICS, INC., a Delaware corporation By: /s/ Jasbir Seehra Name: Jasbir Seehra Its: President and CEO Hereunto duly authorized [TENANT]